UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of September 26, 2012, the Board of Directors (the “Board”) of Adams Resources & Energy, Inc. (the “Company”) adopted an amendment to Article V, Section 6 of the Company’s Bylaws, as amended (the “Bylaws”), to permit separation of the positions of Chairman of the Board and Chief Executive Officer and to define the powers and duties of each. A copy of the text of the amendment to Article V, Section 6 of the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On and effective as of February 27, 2013, the Board adopted an amendment to Article III, Section 1 of the Bylaws to provide that the number of directors constituting the entire Board shall be not less than three directors nor more than eleven directors, the exact number to be determined from time to time by the Board.  Prior to the amendment, Article III, Section 1 of the Bylaws contained a provision requiring that the Board consist of not less than five directors nor more than eleven directors.  A copy of the text of the amendment to Article III, Section 1 of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

3.1 Text of Amendment to Article V, Section 6 of the Bylaws of Adams Resources & Energy, Inc. 3.2 Text of Amendment to Article III, Section 1 of the Bylaws of Adams Resources & Energy, Inc.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: February 28, 2013	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1 Text of Amendment to Article V, Section 6 of the Bylaws of Adams Resources & Energy, Inc. 3.2 Text of Amendment to Article III, Section 1 of the Bylaws of Adams Resources & Energy, Inc.